UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 28, 2010

Nexxus Lighting, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-23590	59-3046866
(Commission File Number)	(IRS Employer Identification No.)

124 Floyd Smith Drive, Suite 300, Charlotte, North Carolina	28262
(Address of Principal Executive Offices)	(Zip Code)

(704) 405-0416

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 28, 2010, Nexxus Lighting, Inc. (“Nexxus” or the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Next Step Products, LLC (“Next Step” or the “Buyer”) for the sale of the Company’s legacy commercial lighting and pool and spa lighting businesses (the “Legacy Commercial and Pool and Spa Lighting Businesses”) for a purchase price of approximately $2.3 million (the “Asset Sale”), with approximately $1.3 million accounting for the purchase of inventory, subject to adjustment.

Of the total consideration, $1.0 million was paid to the Company in cash in connection with closing the Asset Sale on October 28, 2010. This cash payment included $750,000 of non-refundable deposits previously paid by Next Step. Subject to the terms of the Purchase Agreement and a secured promissory note, the remaining approximately $1.3 million will be paid to the Company over the seven month period ending May 28, 2011 as the Buyer sells the purchased inventory, with 50% of the agreed value of the inventory paid no later than February 28, 2011 and the balance paid no later than May 28, 2011. The purchase price is subject to a limited post-closing adjustment to reflect the actual value of the inventory purchased at closing. In addition, Next Step assumed certain liabilities related to the Legacy Commercial and Pool and Spa Lighting Businesses.

The Company’s Legacy Commercial and Pool and Spa Lighting Businesses consist of the manufacture, marketing and sale of light emitting diode (LED) and fiber optic lighting products used for applications in commercial, architectural and pool and spa markets, but does not include the Company’s Array™ business or the business of the Company’s wholly-owned subsidiary, Lumificient Corporation.

Mark Masterman, the president of the Company’s pool and spa lighting division, is an officer and member of the Buyer. The terms of the Purchase Agreement and the amount of the consideration for the Asset Sale were negotiated by the Company and the Buyer on an arms-length basis.

Pursuant to the Purchase Agreement, Next Step acquired substantially all of the assets of the Company’s Legacy Commercial and Pool and Spa Lighting Businesses including (i) certain inventory, (ii) certain accounts receivable and prepaid expenses, (iii) certain computers, furniture, fixtures and equipment, and (iv) ownership of or the right to use certain trademarks, patents, copyrights and other intellectual property used or held for use in, or otherwise related to, the conduct of the Company’s Legacy Commercial and Pool and Spa Lighting Businesses. Next Step has assumed all of the warranty obligations of the Legacy Commercial and Pool and Spa Lighting Businesses, whether arising before or after closing, and other specified liabilities of the Legacy Commercial and Pool and Spa Lighting Businesses, including certain accounts payable, and customer deposits.

Next Step has made offers of employment to certain employees who were employed by the Company in connection with the Legacy Commercial and Pool and Spa Lighting Businesses.

The Company has made customary representations, warranties and covenants in the Purchase Agreement. Both the Company and the Buyer have agreed to indemnify the other party against certain losses, subject to certain limitations. In addition, subject to the terms of the Purchase Agreement, the Company has agreed to a non-competition covenant for a period of two years after closing, except with respect to the Company’s Array™ business or the business of Lumificient Corporation (as such businesses were being conducted prior to the closing and as such businesses develop after closing). Simultaneously with the closing of the Asset Sale, the Company and the Buyer also entered into a sublease for a portion of the space leased by the Company at its Orlando, Florida facility for a period of no less than six months and no greater than nine months.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed herewith as Exhibit 10.1, and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The disclosure under Item 1.01 is incorporated by reference in this Item 2.01.

Item 2.05	Costs Associated with Exit or Disposal of Assets.

As described in Item 1.01, the Company sold substantially all of the assets of its Legacy Commercial and Pool and Spa Lighting Businesses on October 28, 2010. In connection with the Asset Sale, the Company expects to liquidate remaining inventory and fixtures of its Legacy Commercial and Pool and Spa Lighting Businesses.

The Company estimates that the total pre-tax charge relating to the Asset Sale will be in the range of $650,000 to $800,000, of which all but approximately $75,000 is estimated to be non-cash. The charge will consist of (i) impairment of inventory of approximately $600,000, (ii) transaction costs of approximately $75,000 and (iii) other costs of up to approximately $125,000. The Company expects to recognize virtually all of these costs in the third quarter of 2010.

The Company’s Orlando, Florida facility is leased through March 2012. The Company will continue to use the facility for certain administrative functions for an indeterminable amount of time and will sublease a portion of the facility to the Buyer for six to nine months. If the Company ceases using the facility before the expiration of the lease term, the Company may be required to recognize a liability for costs that will continue to be incurred under the lease through March 2012.

The Company’s estimates of costs and charges relating to the Asset Sale are preliminary and based on a number of significant assumptions. The estimated amounts concerning the anticipated costs and charges constitute forward-looking statements and are based on management’s expectations and beliefs concerning future events affecting the Company. The actual costs and charges resulting from the Asset Sale may materially differ from what has been estimated at this time.

The Company will file amendments to this Form 8-K, as necessary, or make additional disclosures in other periodic reports that the Company files with the Securities and Exchange Commission, upon the determination of any further material cash or non-cash charges, individually or in the aggregate, or of any material changes to its estimates of such amounts, to be incurred in connection with the Asset Sale.

Item 2.06	Material Impairments.

Item 2.05 above is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On October 28, 2010, the Company issued a press release announcing the Asset Sale. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(b)(1) Pro forma financial information. The pro forma financial information required by this item is attached as Exhibit 99.1 to this report.

(d) Exhibits. The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description

10.1*	Asset Purchase Agreement dated October 28, 2010 between Nexxus Lighting, Inc. and Next Step Products, LLC

99.1	Press release dated October 28, 2010

99.2	Unaudited Pro Forma Financial Information

*	The schedules and exhibits to the Asset Purchase Agreement are omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule and exhibit to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 28, 2010	NEXXUS LIGHTING, INC.

	By:	/s/ Gary R. Langford
Name: Gary R. Langford
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1*	Asset Purchase Agreement dated October 28, 2010 between Nexxus Lighting, Inc. and Next Step Products, LLC

99.1	Press release dated October 28, 2010

99.2	Unaudited Pro Forma Financial Information

*	The schedules and exhibits to the Asset Purchase Agreement are omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule and exhibit to the Securities and Exchange Commission upon request.